Exhibit 21

The Titan Corporation
and Its Subsidiaries
As of March 26, 2002

Name	Subsidiary of:	State or Jurisdiction of Incorporation

ACS Technologies, Inc.	Advanced Communications Systems, Inc.	Virginia
Advanced Communications Systems, Inc.	The Titan Corporation	Delaware
Advanced Management, Inc.	Advanced Communications Systems, Inc.	Virginia
Assist Cornerstone Technologies, Inc.	Cayenta, Inc. & Cayenta Operating Company	Utah
Atlantic Aerospace Electronics Corporation	The Titan Corporation	Delaware
AverCom Corporation	The Titan Corporation	Delaware
BTG Systems Engineering, Inc.	BTG, Inc.	Virginia
BTG Technology Resources, Inc.	BTG, Inc.	Florida
BTG Technology Systems, Inc.	BTG, Inc.	Virginia
BTG, Inc.	The Titan Corporation	Virginia
Cayenta Canada, Inc.	Cayenta, Inc.	Canada
Cayenta eUtility Solutions - eMunicipal Solutions, Inc.	Cayenta Canada, Inc.	Nevada
Cayenta Operating Company	Cayenta, Inc.	Delaware
Cayenta, Inc.	The Titan Corporation	Delaware
Concept Automation, Inc. of America	BTG Technology Resources, Inc.	Virginia
Datron Advanced Technologies, Inc.	Datron Systems Incorporated	California
Datron Resources, Inc.	Datron Advanced Technologies, Inc.	California
Datron Systems Incorporated	The Titan Corporation	Delaware
Datron World Communications, Inc.	Datron Systems Incorporated	California
Datron/Trans World Communications International Ltd	Datron Systems Incorporated	US VI
DBA Systems, Inc.	The Titan Corporation	Florida
Delfin Systems	The Titan Corporation	California
Delta Research Corporation	BTG, Inc.	Virginia
GlobalNet, Inc.	The Titan Corporation	Nevada
GlobalNet, International, Inc.	GlobalNet, Inc.	Delaware
Horizons Services Company	Titan Systems Corporaiton	Delaware
Integrated Systems Control, Inc.	Advanced Communications Systems, Inc.	Virginia
Intermetrics International, Inc.	Titan Systems Corporaiton	Massachusetts
Intermetrics Securities, Inc.	Titan Systems Corporaiton	Massachusetts
J.B. Systems, Inc. d/b/a Mainsaver Corporation	Cayenta, Inc.	California
Jaycor, Inc.	The Titan Corporation	California
LinCom Corporation	The Titan Corporation	California
LinCom Wireless, Inc.	LinCom Corporation	Delaware
Linkabit Wireless Limited	Linkabit Wireless, Inc.	Cayman Islands
Linkabit Wireless, Inc.	The Titan Corporation	Delaware
MergeCo, Inc.	The Titan Corporation	Delaware
Microlithics Corporation	VisiCom Laboratories, Inc.	Colorado
MJR Associates, Inc.	Titan Systems Corporaiton	Delaware
Nations, Inc.	BTG, Inc.	New Jersey
Program Support Associates, Inc.	Advanced Communications Systems, Inc.	Virginia
Pulse Engineering, Inc.	The Titan Corporation	Maryland
Pulse Sciences, Inc.	The Titan Corporation	California
Research Planning, Inc.	BTG, Inc.	Virginia
RF Microsystems, Inc.	Advanced Communications Systems, Inc.	California
SB OperatingCo, Inc.	SureBeam Corporation	Delaware
SemCor, Inc.	Advanced Communications Systems, Inc.	New Jersey
SenCom Corporation	Titan Systems Corporaiton	Massachusetts
STAC, Inc.	BTG, Inc.	Virginia
SureBeam Corporation	The Titan Corporation	Delaware
Titan Africa, Inc.	Titan Wireless, Inc.	Delaware
Titan Food Pasteurization Corp	SureBeam Corporation	Delaware
Titan Medical Sterilization Corp	SureBeam Corporation	Delaware
Titan Scan Technologies Corporation	The Titan Corporation	Delaware
Titan SureBeam Brazil, Inc.	SB OperatingCo, Inc.	Delaware
Titan Systems Corporation	The Titan Corporation	Delaware
Titan Systems Solutions UK Ltd	VisiCom Laboratories, Inc.	United Kingdom
Titan Vigil, Inc.	The Titan Corporation	Delaware
Titan Wireless, Inc.	The Titan Corporation	Delaware
Tomotherapeutics, Inc.	The Titan Corporation	Delaware
Unidyne Corporation	The Titan Corporation	Delaware
UniVision Technologies, Inc.	VisiCom Laboratories, Inc.	Illinois
VisiCom Laboratories, Inc.	The Titan Corporation	Delaware